UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2026

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-36502	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City,	MO	64106
(Address of principal executive offices)		(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
$5 Par Value Common Stock	CBSH	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

The Company owns 411,723 shares of Visa Class B-2 common stock, carried at zero value on the Company’s balance sheet as of March 31, 2026. On April 13, 2026, Visa, Inc. (“Visa”) announced the commencement of a public offering to exchange Class B-2 common stock for a combination of shares of Class B-3 common stock and Class C common stock (“Exchange Offer”). The Company tendered all of its Visa Class B-2 shares and is awaiting notification of acceptance of that tender and the closing of the Exchange Offer. If the Company’s tendered shares are accepted and the exchange occurs in the second quarter of 2026, the Company expects to record a significant gain during the second quarter of 2026 based on the conversion privilege of the Class C common stock and the closing price of Visa Class A common stock. A full description of the terms of the Exchange Offer is set forth in Visa’s related Issuer Tender Offer Statement on Schedule TO and Prospectus, each dated April 6, 2026, publicly filed with the U. S. Securities and Exchange Commission.

Additionally, if the Company’s tendered shares are accepted and the exchange occurs in the second quarter of 2026, the Company may consider a plan to reposition a portion of its available for sale debt securities portfolio through the sale of securities, which may result in a significant loss during the second quarter of 2026. The timing and amount of the loss ultimately realized on the available for sale debt securities and the reinvestment assumptions may depend on many considerations, including market conditions, the amount of the gain recognized on the conversion privilege of the Visa shares, and other factors.

Exhibits
99.1    Press release dated April 27, 2026 announcing Visa exchange offer
104    The XBRL tags on the cover page of this Form 8-K are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Paul A. Steiner
Paul A. Steiner
Controller (Chief Accounting Officer)
Date: April 27, 2026